                                                                  RULE 424(B)(3)
                                               REGISTRATION STATEMENT 333-109146

                              PROSPECTUS SUPPLEMENT

                               DATED JUNE 18, 2004

                                       TO

                       PROSPECTUS DATED DECEMBER 18, 2003

                     ---------------------------------------

                              EMPIRE RESORTS, INC.

                     ---------------------------------------

            This Prospectus  Supplement,  dated June 18, 2004  ("Supplement  No.
2"),  supplements that certain Prospectus dated December 18, 2003 (the "Original
Prospectus"),  as supplemented by that certain Prospectus  Supplement dated June
17, 2004  ("Supplement  No. 1" and together  with the Original  Prospectus,  the
"Prospectus") and should be read in conjunction with the Prospectus.

                                   CORRECTION

            Please note that  Supplement No. 1 is hereby amended and restated in its entirety as follows:

                              "SELLING SHAREHOLDERS

            The following  updates the table under the section entitled "Selling
Shareholders"  of the  Prospectus,  to account for sales and transfers of shares listed in such table that Empire  Resorts is aware of since the original date of the Prospectus. Such transactions are as follows:

            o   on April 12, 2004,  Monticello Realty transferred 220,000 shares of common  stock of Empire  Resorts to  certain  of its  members pursuant to the Prospectus' Plan of Distribution;

            o   on May 28, 2004,  Monticello Realty transferred 3,505,969 shares of common  stock of Empire  Resorts to certain of its members in accordance with the Prospectus' Plan of Distribution;

            o   on June 7, 2004,  Monticello  Realty sold 3,000 shares of common stock of Empire Resorts in accordance with the Prospectus'  Plan of Distribution;

            o   on June 8, 2004,  Monticello Realty sold 10,000 shares of common stock of Empire Resorts in accordance with the Prospectus'  Plan of Distribution;

            o   on June 9, 2004,  Monticello  Realty sold 5,000 shares of common stock of Empire Resorts in accordance with the Prospectus'  Plan of Distribution;

            o   on June 15, 2004, Monticello Realty sold 10,000 shares of common stock of Empire Resorts in accordance with the Prospectus'  Plan of Distribution;

            o   on June 17, 2004, Monticello Realty sold 10,000 shares of common stock of Empire Resorts in accordance with the Prospectus'  Plan of Distribution;

            o   on June 2, 2004, Watertone Holdings distributed 4,475,788 shares of common  stock of Empire  Resorts to its  general  and limited
                partners   in   accordance   with   the   Prospectus'   Plan  of
                Distribution, including to certain affiliates as listed below:

                o   3,039,283 shares to Robert A. Berman,

                o   17,022 shares to Scott A. Kaniewski,

                o   126,663 shares to Paul deBary,

                o   221,938 shares to Berman Living Trust,

                o   95,500 shares to Berman Family Trust,

                o   224,179 shares to the Kaniewski  Family Limited  Partnership
                    and

                o   265,697 shares to the KFP Trust;

            o   on June 2, 2004, Watertone Holdings distributed 31,870 shares of common  stock of  Empire  Resorts  to  various  individuals  and entities as listed below to satisfy outstanding indebtedness:

                o   12,595  shares to  individual  retirement  account  entitled
                    UBS-FINSVC CDN FBO Paul A. deBary, Esq.,

                o   6,000 shares to the Berman Family Trust and

                o   13,275 shares to the Berman Living Trust;

            o   on June 2, 2004,  Watertone  Holdings  transferred by gift 1,300 shares of common stock of Empire  Resorts on behalf of KFP Trust to various donees as listed below:

                o   1,000 shares to the Convent of the Sacred Heart and

                o   300 shares to the Boys & Girls Clubs of Chicago;

            o   on June 2, 2004,  Watertone  Holdings  transferred by gift 6,500 shares  of  common  stock of  Empire  Resorts  on behalf of Paul
                deBary to various donees as listed below:

                o   2,000 shares to the AA Alumni Foundation, Inc.,

                o   500 shares to the Old Blue Foundation,

                o   2,000 shares to Ned deBary and

                o   2,000 shares to Lewis S. Fischbien; and

            o   on June 2, 2004, Watertone Holdings distributed 24,552 shares of common stock of Empire Resorts to Paul deBary in order to redeem
                Mr.  deBary's  2.97% limited  partnership  interest in Watertone
                Holdings.

            The revised table, therefore, is as follows:

                                                                                 Shares of Empire Resorts'
                                                                                     Common Stock to be
                                                                                  Owned after the Offering
                                                                                  ------------------------
                               Shares of Empire
                               Resorts' Common       Shares of Empire
                                 Stock Owned             Resorts'
      Name of Selling         Immediately Prior         Common Stock
        Stockholder            to the Offering          to be Offered            Amount             Percent
        -----------            ---------------       ----------------            ------              -------

Americas Tower Partners              6,599,294              6,599,294               --                --

Watertone Holdings                      25,000                 25,000               --                --

Monticello Realty                    1,968,292              1,968,292               --                --

Robert A. Berman                     4,563,510 (1)          3,750,250            813,260 (2)          3.09%

Scott A. Kaniewski                   1,002,085 (3)            149,678            852,407 (4)          3.24%

KFP Trust                              300,883 (5)            264,831             36,052 (6)          *

Kaniewski Family Limited
Partnership                            254,357 (7)            224,613             29,744 (8)          *

Philip B. Berman                       384,472 (9)             22,542            361,930 (10)         1.39%

Clifford A. Ehrlich                    250,512                250,512               --                --

Fox-Hollow Lane, LLC                   182,191                182,191               --                --

                                                                                 Shares of Empire Resorts'
                                                                                     Common Stock to be
                                                                                  Owned after the Offering
                                                                                  ------------------------
                               Shares of Empire
                               Resorts' Common       Shares of Empire
                                 Stock Owned             Resorts'
      Name of Selling         Immediately Prior         Common Stock
        Stockholder            to the Offering          to be Offered            Amount             Percent
        -----------            ---------------       ----------------            ------              -------

Shamrock Strategies, Inc.               22,774                 22,774               --                --

Paul deBary                            225,913 (11)           163,810             62,103 (12)         *

UBS-FINSVC CDN FBO

Paul A. deBary, Esq                     12,595                 12,595               --                --

Berman Living Trust (13)               235,213                235,213               --                --

Berman Family Trust                    102,033 (14)           101,500                533 (15)         *

AA Alumni Foundation, Inc.               2,000                  2,000               --                --

Old Blue Foundation                        500                    500               --                --

Ned deBary                               2,000                  2,000               --                --

Lewis S. Fischbien                       2,000                  2,000               --                --

Convent of the Sacred Heart              1,000                  1,000               --                --

Boys & Girls Clubs of
Chicago                                    300                    300               --                --

-----------
* less than 1%

(1)         Includes  4,133,287  shares of common stock owned directly by Robert
            A.  Berman,  options  that are  currently  exercisable  into 279,189 shares of common stock,  31,833 shares of common stock held directly by Debbie N. Berman, 101,500 shares of common stock held directly by the  Berman  Family  Trust and  17,701  shares of common  stock held directly by Watertone  Holdings.  Robert A. Berman  directly holds a
            46.305%  limited   partnership   interest  in  Watertone   Holdings,
            representing  an indirect  beneficial  ownership  interest in 11,576 shares of such 17,701  shares of Empire  Resorts'  common stock held directly by Watertone  Holdings.  Through BKB,  LLC, 82% of which is owned by  Robert A.  Berman,  Robert A.  Berman  indirectly  holds a
            general   partnership   interest  of  .82%  of  Watertone  Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional  205  shares of such  17,701  shares  of Empire  Resorts'
            common stock held directly by Watertone  Holdings,  and through Avon
            Road Partners, LP, 88% of which is owned by Robert A. Berman, Robert
            A.  Berman  indirectly  beneficially  holds  an  additional  20.837%
            limited partnership interest in Watertone Holdings,  representing an indirect  beneficial  ownership  interest in an additional  5,209 of such 17,701 shares of Empire  Resorts' common stock held directly by
            Watertone Holdings.  Debbie N. Berman, Robert A. Berman's wife, owns a 3%  limited  partnership  interest  in  Avon  Road  Partners,  LP, representing  a .0071%  limited  partnership  interest in  Watertone
            Holdings,  representing an indirect beneficial ownership interest in an additional  178 of such 17,701 shares of Empire  Resorts'  common stock held directly by Watertone  Holdings.  The Berman Family Trust whose  beneficiaries  are Robert A.  Berman's  children,  owns an 8%
            limited partnership interest in Avon Road Partners, LP, representing
            a  1.894%  limited  partnership   interest  in  Watertone  Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional 533 of such 17,701 shares of Empire Resorts' common stock held  directly by Watertone  Holdings.  Debbie N. Berman,  Robert A.
            Berman's wife, and Philip B. Berman, Robert A. Berman's brother, are co-trustees  of the Berman  Family  Trust and have joint  voting and dispositive  power with  respect to its  holdings.  Robert A. Berman disclaims beneficial ownership of all shares of common stock held by the Berman Family Trust and by Debbie N. Berman.

(2)         Includes  383,037 shares of common stock owned directly by Robert A.
            Berman,  options that are currently  exercisable into 279,189 shares of common  stock,  31,833  shares of common  stock held  directly by
            Debbie N. Berman,  101,500  shares of common stock held  directly by the  Berman  Family  Trust and  17,701  shares of common  stock held directly by Watertone  Holdings.  Robert A. Berman  directly holds a
            46.305%  limited   partnership   interest  in  Watertone   Holdings,
            representing  an indirect  beneficial  ownership  interest in 11,576 shares of such 17,701  shares of Empire  Resorts'  common stock held directly by Watertone  Holdings.  Through BKB,  LLC, 82% of which is owned by  Robert A.  Berman,  Robert A.  Berman  indirectly  holds a
            general   partnership   interest  of  .82%  of  Watertone  Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional  205  shares of such  17,701  shares  of Empire  Resorts'
            common stock held directly by Watertone  Holdings,  and through Avon
            Road Partners, LP, 88% of which is owned by Robert A. Berman, Robert
            A.  Berman  indirectly  beneficially  holds  an  additional  20.837%
            limited partnership interest in Watertone Holdings,  representing an indirect  beneficial  ownership  interest in an additional  5,209 of such 17,701 shares of Empire  Resorts' common stock held directly by
            Watertone Holdings.  Debbie N. Berman, Robert A. Berman's wife, owns a 3%  limited  partnership  interest  in  Avon  Road  Partners,  LP, representing  a .0071%  limited  partnership  interest in  Watertone
            Holdings,  representing an indirect beneficial ownership interest in an additional  178 of such 17,701 shares of Empire  Resorts'  common stock held directly by Watertone  Holdings.  The Berman Family Trust whose  beneficiaries  are Robert A.  Berman's  children,  owns an 8%
            limited partnership interest in Avon Road Partners, LP, representing
            a  1.894%  limited  partnership   interest  in  Watertone  Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional 533 of such 17,701 shares of Empire Resorts' common stock held  directly by Watertone  Holdings.  Debbie N. Berman,  Robert A.
            Berman's wife, and Philip B. Berman, Robert A. Berman's brother, are co-trustees  of the Berman  Family  Trust and have joint  voting and dispositive  power with  respect to its  holdings.  Robert A. Berman disclaims beneficial ownership of all shares of common stock held by the Berman Family Trust and by Debbie N. Berman.

(3)         Includes  151,118  shares of common stock owned directly by Scott A.
            Kaniewski,  options  that are  currently  exercisable  into  295,689 shares of common  stock,  2,776 shares of common stock held directly by Watertone Holdings,  253,119 shares of common stock held directly by Kaniewski Family Limited Partnership and 299,383 shares of common stock held directly by KFP Trust.  Through BKB, LLC,  15.3% of which is owned by Scott A. Kaniewski,  Scott A. Kaniewski indirectly holds a  general  partnership  interest  of .153% of  Watertone  Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional 38 shares of such 2,776 shares of Empire  Resorts' common stock held directly by Watertone Holdings.  Kaniewski Family Limited
            Partnership,  with  respect to which Mr.  Kaniewski  is a 1% limited partner and the  general  partner  with sole voting and  dispositive power,  holds a 4.95%  limited  partnership  interest  in  Watertone
            Holdings,  representing an indirect beneficial ownership interest in
            1,238  shares of such 2,776 shares of Empire  Resorts'  common stock held directly by Watertone Holdings,  and through BKB, LLC, 0.05% of which is owned by Kaniewski  Family Limited  Partnership,  Kaniewski
            Family Limited  Partnership  indirectly holds a general  partnership interest of .0005% of Watertone  Holdings,  representing an indirect beneficial  ownership  interest  in less than 1 share of such  2,776 shares of Empire  Resorts'  common stock held  directly by Watertone
            Holdings.  Scott A. Kaniewski disclaims  beneficial ownership of all the  shares  of  common  stock  owned by  Kaniewski  Family  Limited
            Partnership  for any  purpose  other  than  voting  and  dispositive powers. KFP Trust, whose sole trustee is Stacey B. Kaniewski,  Scott
            A.  Kaniewski's  wife,  and whose  sole  beneficiaries  are Scott A.
            Kaniewski's children,  holds a 6.00% limited partnership interest in
            Watertone Holdings,  representing an indirect  beneficial  ownership interest  in 1,500  shares of such 2,776  shares of Empire  Resorts'
            common stock held directly by Watertone  Holdings,  and through BKB,
            LLC,  0.05% of which is owned by KFP  Trust,  KFP  Trust  indirectly
            holds  a  general  partnership   interest  of  .0005%  of  Watertone
            Holdings,  representing an indirect beneficial ownership interest in less than 1 share of such  2,776  shares of Empire  Resorts'  common stock  held  directly  by  Watertone  Holdings.  Scott A.  Kaniewski disclaims beneficial ownership of all shares of common stock held by
            KFP Trust.

(4)         Includes  1,440  shares of common  stock owned  directly by Scott A.
            Kaniewski,  options  that are  currently  exercisable  into  295,689 shares of common  stock,  2,776 shares of common stock held directly by Watertone Holdings,  253,119 shares of common stock held directly by Kaniewski Family Limited Partnership and 299,383 shares of common stock held directly by KFP Trust.  Through BKB, LLC,  15.3% of which is owned by Scott A. Kaniewski,  Scott A. Kaniewski indirectly holds a  general  partnership  interest  of .153% of  Watertone  Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional 38 shares of such 2,776 shares of Empire  Resorts' common stock held directly by Watertone Holdings.  Kaniewski Family Limited
            Partnership,  with  respect to which Mr.  Kaniewski  is a 1% limited partner and the  general  partner  with sole voting and  dispositive power,  holds a 4.95%  limited  partnership  interest  in  Watertone
            Holdings,  representing an indirect beneficial ownership interest in
            1,238  shares of such 2,776 shares of Empire  Resorts'  common stock held directly by Watertone Holdings,  and through BKB, LLC, 0.05% of which is owned by Kaniewski  Family Limited  Partnership,  Kaniewski
            Family Limited  Partnership  indirectly holds a general  partnership interest of .0005% of Watertone  Holdings,  representing an indirect beneficial ownership interest less than 1 share of such 2,776 shares of Empire Resorts' common stock held directly by Watertone Holdings.
            Scott A. Kaniewski disclaims  beneficial ownership of all the shares of common stock owned by Kaniewski  Family Limited  Partnership  for any purpose  other than voting and  dispositive  powers.  KFP Trust, whose sole  trustee  is Stacey B.  Kaniewski,  Scott A.  Kaniewski's
            wife,  and  whose  sole   beneficiaries  are  Scott  A.  Kaniewski's
            children,  holds a 6.00% limited  partnership  interest in Watertone
            Holdings,  representing an indirect beneficial ownership interest in
            1,500  shares of such 2,776 shares of Empire  Resorts'  common stock held directly by Watertone Holdings,  and through BKB, LLC, 0.05% of which is owned by KFP Trust,  KFP Trust  indirectly  holds a general partnership  interest of .0005% of Watertone Holdings,  representing an indirect  beneficial  ownership  interest in less than 1 share of such 2,776 shares of Empire  Resorts'  common stock held directly by
            Watertone  Holdings.   Scott  A.  Kaniewski   disclaims   beneficial
            ownership of all shares of common stock held by KFP Trust.

(5)         Includes  299,383  shares of common stock held directly by KFP Trust and  1,500  shares  of  common  stock  held  directly  by  Watertone
            Holdings.  KFP Trust holds a 6.00% limited  partnership  interest in
            Watertone Holdings,  representing an indirect  beneficial  ownership interest in such 1,500 shares of Empire  Resorts'  common stock held directly by Watertone Holdings,  and through BKB, LLC, .05% of which is  owned  by KFP  Trust,  KFP  Trust  indirectly  holds  a  general partnership  interest of .0005% of Watertone Holdings,  representing an indirect  beneficial  ownership  interest in less than 1 share of such 1,500 shares of Empire  Resorts'  common stock held directly by
            Watertone Holdings.

(6)         Includes  34,552  shares of common stock held  directly by KFP Trust and  1,500  shares  of  common  stock  held  directly  by  Watertone
            Holdings.  KFP Trust holds a 6.00% limited  partnership  interest in
            Watertone Holdings,  representing an indirect  beneficial  ownership interest in such 1,500 shares of Empire  Resorts'  common stock held directly by Watertone Holdings,  and through BKB, LLC, .05% of which is  owned  by KFP  Trust,  KFP  Trust  indirectly  holds  a  general partnership  interest of .0005% of Watertone Holdings,  representing an indirect  beneficial  ownership  interest in less than 1 share of such 1,500 shares of Empire  Resorts'  common stock held directly by
            Watertone Holdings.

(7)         Includes  253,119  shares of common stock held directly by Kaniewski
            Family  Limited  Partnership  and 1,238  shares of common stock held directly by Watertone Holdings. Kaniewski Family Limited Partnership
            holds a 4.95% limited  partnership  interest in Watertone  Holdings, representing an indirect beneficial ownership interest in such 1,238 shares of Empire  Resorts'  common stock held  directly by Watertone
            Holdings,  and through BKB, LLC, .05% of which is owned by Kaniewski

            Family Limited  Partnership,  Kaniewski  Family Limited  Partnership
            indirectly  holds  a  general  partnership  interest  of  .0005%  of
            Watertone Holdings,  representing an indirect  beneficial  ownership interest  in  less  than 1 share  of such  1,238  shares  of  Empire
            Resorts' common stock held directly by Watertone Holdings.

(8)         Includes  28,506  shares of common stock held  directly by Kaniewski
            Family  Limited  Partnership  and 1,238  shares of common stock held directly by Watertone Holdings. Kaniewski Family Limited Partnership
            holds a 4.95% limited  partnership  interest in Watertone  Holdings, representing an indirect beneficial ownership interest in such 1,238 shares of Empire  Resorts'  common stock held  directly by Watertone
            Holdings,  and through BKB, LLC, .05% of which is owned by Kaniewski
            Family Limited  Partnership,  Kaniewski  Family Limited  Partnership
            indirectly  holds  a  general  partnership  interest  of  .0005%  of
            Watertone Holdings,  representing an indirect  beneficial  ownership interest  in  less  than 1 share  of such  1,238  shares  of  Empire
            Resorts' common stock held directly by Watertone Holdings.

(9)         Includes  45,988 shares of common stock owned  directly by Philip B.
            Berman,  1,771  shares of common  stock held  directly by  Watertone
            Holdings,  235,213  shares of common  stock  owned  directly  by the
            Berman  Living  Trust  and  101,500  shares of  common  stock  owned directly by the Berman Family Trust. Philip B. Berman directly holds
            a  4.95%  limited   partnership   interest  in  Watertone  Holdings,
            representing  an  indirect  beneficial  ownership  interest in 1,237 shares of such 1,771  shares of Empire  Resorts'  common  stock held directly by Watertone Holdings,  and through BKB, LLC, 2.6% of which is owned by Philip B. Berman,  Philip B. Berman  indirectly  holds a
            general  partnership   interest  of  .026%  of  Watertone  Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional 7 shares of such 1,771 shares of Empire  Resorts'  common stock held directly by Watertone  Holdings.  Philip B. Berman is the co-trustee  of the  Berman  Family  Trust  which  holds a 9% limited partnership interest in Avon Road Partners, LP which holds a 23.678%
            limited partnership interest in Watertone Holdings  representing 533 of such representing an indirect  beneficial  ownership  interest in
            533 shares of such 1,771 shares of Empire Resorts' common stock held directly by Watertone  Holdings.  Philip B. Berman is the co-trustee of the Berman Living Trust.

(10)        Includes  23,446 shares of common stock owned  directly by Philip B.
            Berman and 1,771 shares of common  stock held  directly by Watertone
            Holdings,  235,213  shares owned directly by the Berman Living Trust and  101,500  shares of common  stock  owned  directly by the Berman
            Family  Trust.  Philip  B.  Berman  directly  holds a 4.95%  limited partnership interest in Watertone Holdings, representing an indirect beneficial  ownership  interest in 1,237 shares of such 1,771 shares of Empire Resorts' common stock held directly by Watertone Holdings, and through  BKB,  LLC,  2.6% of which is owned by Philip B. Berman,
            Philip B. Berman indirectly holds a general partnership  interest of
            .026% of Watertone  Holdings,  representing  an indirect  beneficial ownership interest in an additional 7 shares of such 1,771 shares of
            Empire  Resorts'  common stock held directly by Watertone  Holdings.
            Philip B. Berman is the  co-trustee of the Berman Family Trust which holds a 9% limited  partnership  interest in Avon Road Partners,  LP which holds a 23.678%  limited  partnership  interest  in  Watertone
            Holdings   representing   533  of  such   representing  an  indirect
            beneficial  ownership interest in 533 shares of such 1,771 shares of
            Empire  Resorts'  common stock held directly by Watertone  Holdings.
            Philip B. Berman is the co-trustee of the Berman Living Trust.

(11)        Includes  203,318  shares of common  stock  owned  directly  by Paul
            deBary,  12,595  shares  of  common  stock  held  in  an  individual retirement  account for Mr.  deBary's  benefit and options  that are currently exercisable into 10,000 shares of common stock.

(12)        Includes 52,103 shares of common stock owned directly by Paul deBary and options that are  currently  exercisable  into 10,000  shares of common stock.

(13)        The  co-trustees of the Berman Living Trust are Philip B. Berman and
            Pamela J. Berman.

(14)        Includes 101,500 shares of common stock owned directly by the Berman
            Family  Trust and 533  shares  of  common  stock  held  directly  by
            Watertone  Holdings.  The  Berman  Family  Trust  holds a 9% limited partnership interest in Avon Road Partners, LP which holds a 23.678%
            limited partnership interest in Watertone Holdings.

(15)        Includes  533 shares of common  stock  held  directly  by  Watertone
            Holdings.  The Berman  Family  trust holds a 9% limited  partnership interest in Avon Road  Partners,  LP which  holds a 23.678%  limited partnership interest in Watertone Holdings."

            All provisions of the Prospectus  not  specifically  amended by this
Supplement No. 2 remain in full force and effect.

            Please insert this  Supplement No. 2 into your Prospectus and retain both this Supplement No. 2 and the Prospectus for future reference. If you would like to receive a copy of the Prospectus,  as supplemented to date, please write to Empire Resorts'  Corporate  Secretary at c/o Monticello  Raceway,  Route 17B,
P.O. Box 5013, Monticello, New York 12701 or call (845) 794-4100.